SHARE PURCHASE AGREEMENT


        THIS SHARE PURCHASE AGREEMENT entered into this 29th day of April, 1998,

B E T W E E N :

                  MESTEK CANADA INC., a corporation incorporated under the laws of Ontario

                  (hereinafter called "Mestek")

                                                      - and -

                  1291893 ONTARIO INC., a corporation incorporated under the laws of Ontario

                  (hereinafter called "Buyer")

                                                      - and -

                  SUSAN RUSCIO, an individual residing in the City of Mississauga, in the Province of Ontario

                  (hereinafter called "Susan")

                                     - and -

                  GIUSEPPE RUSCIO, an individual residing in the City of Mississauga, in the Province of Ontario

                  (hereinafter called "Giuseppe")

                                     - and -

                  MARIA TERESA RUSCIO, an individual residing in the City of Vaughan, in the Province of Ontario

                  (hereinafter called "Teresa")

                                     - and -

                  ANTONIO RUSCIO, an individual residing in the City of Vaughan, in the Province of Ontario

                  (hereinafter called "Antonio")

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                                     - and -

                  DOMENIC S. RUSCIO, an individual residing in the City of Mississauga, in the Province of Ontario

                  (hereinafter called "Domenic")

                                     - and -
                  ALESSANDRA RUSCIO, an individual residing in the City of Mississauga, in the Province of Ontario

                  (hereinafter called "Alessandra")


WITNESSES THAT:

         WHEREAS Susan, Giuseppe, Teresa, Antonio, Domenic and Alessandra (hereinafter collectively referred to as the Sellers, and individually as a "Seller") collectively own all of the issued and outstanding shares in the capital stock of Companies;

         AND WHEREAS Buyer wishes to purchase from the Sellers and the Sellers wish to sell to Buyer all of the shares in the capital stock of the Companies issued and outstanding as at the Closing Date (the "Shares");

         AND WHEREAS Buyer is an affiliate of Mestek;

         NOW THEREFORE in consideration of the mutual terms and covenants herein contained and of other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto agree as follows:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

1.1      Definitions:  In this Agreement,  including the recitals hereto and the
         Schedules  and  Exhibits  hereto  annexed,   the  following  words  and
         expressions shall have the following meanings:

         "Accountants" means Kirkham & Thompson, Chartered Accountants, the accountants of the Companies;

         "Accounts Receivable" means all accounts receivable, trade accounts, notes receivable, book debts and other debts due or accruing to the Companies and the benefit of all security for such accounts, notes and debts;

         "Affiliated Corporation" with reference to any particular corporation shall have the meaning attributed to "Affiliated body corporate" as set forth in the Business Corporations Act (Ontario);


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         "Agreement"  means  this share  purchase  agreement  between  Buyer and
         Sellers together with all Schedules and Exhibits hereto;

         "Approvals" means (i) all governmental and other regulatory, administrative or court approvals, orders, consents, authorizations or permits, including all notifications thereto and all filings therewith, in Canada and elsewhere, required in connection with the completion of any of the transactions contemplated by this Agreement; and, (ii) if applicable, any order or decision of any governmental, regulatory or administrative authority or any court to allow or to not disallow, or the failure of such authority to disallow, the completion of any of the transactions contemplated by this Agreement. Where the term "Approvals" contemplates a governmental, regulatory, administrative or court approval, order or decision, it shall be deemed to mean an approval, order or decision granting the approval sought without conditions or with only such conditions as are acceptable to Buyer acting reasonably, which approval, order or decision is by its terms final and effective and from which there is no further appeal permitted;

         "Associate" of any particular Person shall have the meaning attributed to such term in the Business Corporations Act (Ontario);

         "Business" means the business including (a) the manufacture, sale and distribution of hot water heaters and boilers and replacement parts for such and similar equipment, and (b) the manufacture, sale, distribution and service of spot welders, both carried on jointly by RBR and RES under the name Ruscio Brothers Industries Canada ("RBI");

         "Business Day" means any day, other than a Saturday, Sunday or day on which Buyer is not open for business during its regular business hours at its head office in the City of Mississauga;

         "Buyer's Calculation" has the meaning attributed to such term in
         Section 2.2 hereof;

         "Buyer's Solicitors" means Baker & McKenzie, Barristers and Solicitors;

         "Closing" shall mean the completion of the sale and purchase of the Shares as specified in Section 2.4;

         "Closing Date" shall mean April 29, 1998 or such earlier or later date as the parties may agree in writing;

         "Company" and "Companies" shall collectively mean RES and RBR;

         "Contracts" means all contracts, agreements, commitments and understandings to which Seller is a party or is otherwise bound, with respect to the Business, including without limiting the generality of the foregoing, all quotes, tenders or bids in respect thereof;

         "Effective Date" shall mean April 27, 1998 or such earlier or later date as the parties may agree in writing;

         "Encumbrances" means mortgages, pledges, liens, charges, security interests, claims, hypothecs, options, encumbrances, leases, title retention agreements, rights of third parties and other claims of any kind and nature whatsoever;

         "Environmental Laws" means all Laws relating to the environment or the protection or pollution thereof;

         "Fixed Assets" means all fixed assets of the Companies carried in the Companies' books, records and Financial Statements;

         "Generally Accepted Accounting Principles" or "GAAP" means such recommendations as the Canadian Institute of Chartered Accountants includes in its handbook concerning accounting treatment or statement of presentation, and references herein to generally accepted accounting principles shall be interpreted accordingly;

         "Hazardous Material" means any pollutant, contaminant, hazardous or toxic material used, treated, stored, processed, generated, manufactured, disposed, handled, transported, released, spilled, produced, discharged or emitted by the Companies in the conduct of, relating to or in any way affecting the Business;

         "Inventory" means all inventory of the Companies (whether raw materials, purchased components, manufactured parts, work in process, finished goods or other) which does not contain any damaged, defective or obsolete items which are not currently usable or saleable in the ordinary course of business;

         "ITA" means the Income Tax Act of Canada RSC 1985, c. 1 (5th supp.), as amended and shall be deemed to include, where applicable, the Income Tax Application Rules, the Income Tax Regulations and any notice of ways and means motion or bill tabled in the House of Commons or any press release or publicly disseminated statement by the Minister of Finance which may result in any amendments thereto;

         "Law" means any federal, provincial, state, territorial, municipal or other law, statute, regulation, code, ordinance, by-law, order, restriction, official plan or stated policy including any amendments thereto and "Laws" means all of the foregoing;

         "Liabilities" means any and all debts, liabilities or obligations of any nature or kind whatsoever, whether due or to become due, accrued, absolute, contingent or otherwise of the Companies;

         "Material Adverse Effect" means, with respect to any Person or thing, any event or condition which has or may be expected to have a material and adverse effect on the property, assets, liabilities (whether due, to become due, absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of such Person;

         "Net Worth" means the sum of the value of the Accounts Receivable, Inventory, and Fixed Assets, together with the cash, deposits and pre-paid expenses of the Companies determined in accordance with GAAP, less the Liabilities upon the terms and conditions as further set forth in this definition;

                  Accounts Receivable shall be valued at their face value determined in accordance with Generally Accepted Accounting Principles, at the Effective Date less the amount of such Accounts Receivable which remain uncollected as at the date the Buyer's Calculation is finalized;

                  Inventory shall be valued at the Effective Date at the lower of actual cost and net realizable value, based upon and in accordance with Schedule 1.1 and GAAP, and to the extent
                  Schedule 1.1 and GAAP conflict, Schedule 1.1 shall prevail;

                  Fixed Assets shall be valued at their fair market value as agreed by the parties and as set forth in Schedule 3.4.4;

                  Liabilities shall be valued at their face value at the Effective Date determined in accordance with GAAP and shall include all obligations of the Companies of any nature including but not limited to bank debt, accounts payable, accrued expenses, accrued vacation, accrued payroll taxes, accrued sales taxes and accrued income taxes;

         "Ordinary Course" when used in relation to the conduct by Companies of the Business, means any transaction which constitutes an ordinary day-to-day business activity of Companies with respect to the Business conducted in a commercially reasonable and businesslike manner and consistent with the past practices of the Companies with respect to the Business, having no unusual or special features, and being such as a corporation or other entity of a similar nature and size and engaged in a similar business might reasonably be expected to carry on from time to time;

         "Permitted Encumbrances" means those Encumbrances described and listed in Schedule 3.4.1;

         "Person" includes any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

         "Plan" means every bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, health or other medical, life, disability or other insurance, supplemental unemployment benefit, profit sharing, pension, supplemental retirement and other employee benefit plan, program, agreement or arrangement, whether written or unwritten, formal or informal, legally binding or not, maintained or contributed to or required to be contributed to by any Person for the benefit of any Employees or their dependents or beneficiaries, as well as the compensation practices and policies applicable to the Employees including practices and policies regarding vacations, sick leave, leaves of absence and all perquisites of employment, other than employee benefit programs mandated by law;

         "Purchase Price" has the meaning set out in Section 2.2;

         "RBR" shall mean Ruscio Brothers Refractory Ltd., a corporation incorporated pursuant to the laws of the Province of Ontario;

         "RES" shall mean Rainbow Electronics Spotwelding Equipment Ltd., a corporation incorporated pursuant to the laws of the Province of Ontario;

         "Related Persons" shall have the meaning attributed thereto in the ITA;

         "Sellers" shall collectively mean Susan, Giuseppe, Teresa, Antonio, Domenic and Alessandra;

         "Sellers' Solicitors" means Pallett Valo, Barristers and Solicitors;

         "Shares" means all of the issued and outstanding shares in the capital stock of each of the Companies, the same being more particularly described in Schedule 3.3.1;

         "Tax" means all federal, provincial, territorial, state, municipal, local or other taxes, including without limitation income, sales, excise taxes, custom duties and franchise, real and personal property taxes and payroll taxes (including tax withholdings, employer health taxes, workers' compensation assessments and Canada Pension Plan and Unemployment Insurance premiums, contributions and remittances), governmental charges, assessments or reassessments or any matters under discussion with any governmental authority relating to any Tax or any claims for additional Tax, and penalties, interest and surcharges in respect of any of the foregoing;

         "Time of Closing" means 9:30 a.m., Toronto time, or such earlier or later time as the parties hereto may agree in writing, on the Closing Date.

1.2 Interpretation: The following provisions shall be applicable to and shall govern the interpretation of this Agreement, including any recitals hereto and any schedules hereto annexed:

1.2.1 Subdivisions: The subdivisions in this Agreement are called in descending order "articles" "sections, "subsections", "paragraphs", "subparagraphs", "clauses" and "subclauses" and all references in this Agreement to designated subdivisions are references to designated subdivisions of this Agreement.

1.2.2 Herein and Hereunder: The words "herein", "hereunder", and other words of similar import refer to this Agreement as a whole and not to any particular subdivision. References to

         Schedules and Exhibits are references to the Schedules and Exhibits attached to and forming part of this Agreement, unless the context otherwise requires.

1.2.3 Headings: The headings used in this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

1.2.4 Including - Non-Limiting Language: The word "including" when following any general statement, term or matter shall not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or similar items or matters whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

1.2.5 Knowledge: In this Agreement, the phrase "to the best of (any Person's) knowledge" shall mean to the best of such Person's knowledge and belief.

1.2.6 Gender and Number: Words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders, and words importing any particular type of Person, including individuals, shall include all Persons.

1.2.7 Calculation of Time: Unless otherwise specifically provided herein, in calculating the period of time from a reference day within, prior to or following which any act is to be done or step is to be taken pursuant to this Agreement, the period of time shall not include such reference day.

1.2.8 Performance on non-Business Days: If anything is required to be done or; any action is required to be taken hereunder on or by a day which is not a Business Day, then such thing may be validly done and such action may be validly taken on or by the next day that is a Business Day.

1.2.9 Accounting Terms: All accounting terms used herein and not otherwise defined shall have the meanings assigned to them in accordance with Generally Accepted Accounting Principles.

1.2.10 Currency: All statements of or references to dollar amounts in this Agreement, unless otherwise specifically indicated, shall mean lawful money of Canada.

1.2.11 Applicable Law: This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the Province of Ontario. Each of the parties hereto hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the Province of Ontario and covenants to appear before such courts.

1.2.12 Entire Agreement, Waiver: This Agreement, together with the agreements and other documents to be delivered pursuant hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to constitute or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.2.13 No Merger: Each party hereby agrees that all provisions of this Agreement, other than the conditions precedent in Articles 7 and 8, and subject to any special conditions stated therein, the warranties and representations contained in Articles 3 and 4, shall forever survive the execution and delivery of this Agreement and any and all documents delivered in connection herewith and the Closing.

1.2.14 Severability: If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

1.2.15 Time of Essence: Unless otherwise specifically provided herein, time shall be of the essence of this Agreement and each and all of its provisions.

1.2.16 Schedules: The following are the Schedules attached to and incorporated in this Agreement by reference, which Schedules are deemed to be part of this Agreement:

                  Schedule 1.1              Inventory Valuation
                  Schedule 2.3.1    Allocation
                  Schedule 3.2.2    Financial Statements
                  Schedule 3.2.3    Material Adverse Effects
                  Schedule 3.3.1    Shares
                  Schedule 3.4.1    Permitted Encumbrances
                  Schedule 3.4.4    Fixed Assets
                  Schedule 3.4.5    Leased Equipment
                  Schedule 3.6.1    Intellectual Property
                  Schedule 3.7.5    Tax Elections
                  Schedule 3.7.6    Capital Cost Information
                  Schedule 3.8.1    Legal Proceedings
                  Schedule 3.9.1    Permits
                  Schedule 3.10.1   Employees
                  Schedule 3.11.1   Plans
                  Schedule 3.12.1   Hazardous Materials

                  Schedule 3.13.1   Contracts
                  Schedule 3.14.1   Insurance
                  Schedule 3.15.2   Actions by Either Company
                  Schedule 3.16 a)  Rainbow Assets and Rainbow Liabilities
                  Schedule 3.16 b)  Other Transactions
                  Schedule 6.2              Termination/Severance Payments

1.2.17 Exhibits: The following are the Exhibits attached to and incorporated into this Agreement by reference, which Exhibits are deemed to be part of this Agreement:

                  Exhibit 6.3               Mortgage
                  Exhibit 7.1.6             Sellers' Solicitors' Opinion
                  Exhibit 7.2               Non-Competition and Confidentiality
                                            Agreement
                  Exhibit 7.3               Lease
                  Exhibit 8.1.4             Buyer's Solicitors' Opinion
                  Exhibit 8.2               Consulting Agreement

                                   ARTICLE II
                    PURCHASE AND SALE OF THE PURCHASED SHARES

2.1 Purchase: Subject to the terms and conditions of this Agreement, with effect as of and from the Effective Date, Sellers shall sell, transfer and assign to Buyer all right, title and interest to and under the Shares, and Buyer shall purchase from Sellers the Shares.

2.2      Purchase  Price:  The  purchase  price  for the  Shares  shall  be Four
         Million, One Hundred Fifty- Three Thousand and Three Hundred and Eighty-Eight Dollars ($4,153,388.00) (the "Purchase Price") subject to any adjustment or set-off pursuant to the terms of this Agreement. The parties agree and acknowledge that the Purchase Price was arrived at based on the Net Worth of the Companies at the Effective Date being two million, two hundred and seventy-nine thousand dollars ($2,279,000.00) (the "Net Worth Target"), which includes, as a liability, any corporate income taxes attributable (i.e. payable, accrued or deferred) to any business activities of the Companies and RBI conducted up to and including the Effective Date (i.e. Taxes reportable or accrued on the Companies' fiscal year end March 31, 1998 Tax Return and the interim period to the Effective Date and the Taxes reportable for the interim period May 1, 1997 through the Effective Date for RBI), but excluding (i.e. without deducting) those certain accrued amounts set forth in sub-section 6.2. It is acknowledged that the Rainbow Assets and Rainbow Liabilities (as these terms are defined in paragraph 3.16(a) hereof) have been divested by the Companies prior to Effective Date, and accordingly are to be excluded from the calculation of the Net Worth Target and Net Worth of the Companies. Immediately prior to the Effective Date, the Buyer and the Sellers have jointly conducted a physical count of the Companies' Inventory and thereafter the Buyer shall prepare a balance sheet of same and calculate the Net Worth of the Companies as at the Effective Date (the "Buyer's Calculation") in accordance with the definition of Net Worth as contained herein. The Buyer and Sellers have worked and shall work closely and cooperatively together in conducting the physical count as described above and the preparation of the Buyer's Calculation. The Buyer shall within sixty
         (60) days after the

         Closing Date, forward a copy of such balance sheet and a notice to the Sellers of the Buyer's Calculation.

2.3      Payment and Allocation of the Purchase Price:

2.3.1 The Purchase Price shall be allocated as follows:

         (a) Two Million Six Hundred Sixty-Six Thousand Dollars ($2,666,000.00) for the shares of RBR and

         (b) One Million, Four Hundred Eighty-Seven Thousand Three Hundred and Eighty-Eight Dollars ($1,487,388.00)for the shares of RES;

         Buyer and Sellers acknowledge that the Purchase Price shall be further allocated among the Shareholders of RBR and the Shareholders of RES as provided in Schedule 2.3.1.

2.3.2 The Purchase Price shall be paid as follows:

         (a) At Closing, Buyer shall deliver to Sellers, as they shall jointly direct in writing at least twenty-four (24) hours before Closing, a certified cheque, bank draft or wire transfer in an amount equal to Three Million, Six Hundred and Fifty-Three Thousand Three Hundred and Eighty-Eight Dollars ($3,653,388.00); and

         (b) Five Hundred Thousand Dollars ($500,000.00) (the "Escrow Amount") shall be held by Buyer's Solicitors, in trust, in an interest bearing account, with the interest earned being payable to the recipient of such monies, on a pro rata basis, pending the calculation of the Net Worth of the Companies and the agreement of the parties on the Purchase Price giving effect to the Net Worth Target in accordance with the terms of this section; and

         (c) Subject to the right of the Sellers to dispute the Buyer's Calculation as set out below:

                  (i) If the Buyer's Calculation is less than the Net Worth Target, then the Purchase Price shall be reduced by the amount that the Buyer's Calculation is less than the Net Worth Target (the "Reduction");

                  (ii) If the Buyer's Calculation is greater than the Net Worth Target, then the Purchase Price shall be increased by the amount that the Buyer's Calculation is greater than the Net Worth Target (the "Increase"); and

                  (iii) If the Buyer's Calculation is equal to the Net Worth Target, there shall be no adjustment to the Purchase Price;

         (d) To give effect to the Reduction, if any, if Sellers do not dispute the Buyer's Calculation within the period set out in sub-section 2.4:

                  (i) Buyer's Solicitors shall pay the amount of the Reduction up to a maximum of the Escrow Amount to Buyer together with interest earned thereon and shall pay the balance of the Escrow Amount, if any, together with interest earned thereon to Sellers; and

                  (ii) If the Reduction is greater than the Escrow Amount, the Sellers shall promptly pay the amount by which the Reduction exceeds the Escrow Amount to Buyer; and

         (e) To give effect to the Increase, if any, if Sellers do not dispute the Buyer's Calculation within the period set out in sub-section 2.4, Buyer's Solicitors shall pay the Escrow Amount plus interest earned thereon to the Sellers and Buyer shall promptly pay the Increase to Sellers; and

         (f) If there is no adjustment required to the Purchase Price and if Sellers do not dispute the Buyer's Calculation, Buyer's Solicitors shall pay the Escrow Amount plus interest earned thereon to the Sellers.

         In the event that the Sellers have disputed the Buyer's Calculation in accordance with the terms hereof, any amounts which are not subject to such dispute shall be paid promptly to the parties entitled thereto in accordance with this Section 2.3.2.

         The Buyer's Solicitors shall make payments out of the Escrow Amount only in accordance with a joint direction of Buyer and Sellers or pursuant to an order of a court of competent jurisdiction, and Buyer and Sellers agree to promptly provide such joint direction to give effect to their obligations hereunder.

         Buyer agrees not to set-off any claims against the Escrow Amount in respect of any matter whatsoever.

2.4 Sellers shall have a period of thirty (30) days from the date it receives the Buyer's Calculation to provide the Buyer with a written notice that it disputes the Buyer's Calculation and that it is appointing the accounting firm of Deloitte Touche to conduct an audit and make a determination of the Net Worth of the Companies based upon the terms and conditions set forth in this Agreement, such determination shall be deemed to be the Buyer's Calculation for the purposes of this Agreement. The expenses of Deloitte & Touche shall be borne by and paid as to 50% by the Sellers and as to 50% by the Buyer.

2.5 Time and Place of Closing: The completion of the purchase and sale of the Shares contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer's Solicitors at the Time of Closing on the Closing Date.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby jointly and severally represent and warrant to and in favour of Buyer as follows and acknowledge that Buyer is relying upon such representations and warranties in connection with the purchase of the Shares:

3.1      Corporate Status:

3.1.1 The Companies are corporations duly incorporated and organized, and are valid and subsisting under the laws of the Province of Ontario. The Sellers have all requisite power and authority to own the Shares and the Companies have all requisite power and authority to carry on their Business. The Sellers have the power and capacity to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby and the execution and delivery by the Sellers of this Agreement and the consummation of all transactions contemplated hereby have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by Sellers and constitutes a valid and binding agreement of the Sellers, enforceable against each of the Sellers in accordance with its terms.

3.1.2 Except for the Approvals and any consents to the change of control of either Company as required by any Contract, as disclosed herein, the entering into of this Agreement and all other transactions contemplated by this Agreement by the Sellers and the performance and compliance by the Sellers with the terms hereof and the terms of all such other transactions will not:

                  (a) result in any violation or breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or the by-laws of either Company;

                  (b) conflict with, violate or result in any breach of any of the terms, conditions or provisions of; constitute a default (including a default which would occur with the giving of notice or the passage of time, or both) under; result in the acceleration of any indebtedness under a performance required by; result in any right of termination of; result in any increase in any amounts payable under; result in any decrease in any amounts receivable under; or change any other rights pursuant to any Contract;

                  (c)      result in any violation or breach of any Law; or

                  (d) result in any violation or breach of any judgment, order, award or decree of any court or judicial or quasi-judicial tribunal or authority.

3.1.3 None of the Sellers is a non-resident of Canada within the meaning of that term contained in the ITA.

3.2 The Financial Condition of the Businesses: The books and records of the Companies accurately set out and disclose in all material respects the financial condition of the Companies and the Business. The Financial Statements attached as Schedule 3.2.2 hereto are true and complete in all material respects and have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with those of prior periods. Except as disclosed in Schedule 3.2.3, since March 31, 1997, there has been no event or condition, whether individually or in combination with any other events or conditions which has, has had or could result in, a Material Adverse Effect on the Business or the Companies.

3.3      The Shares:

          (a) The Shares are the only issued and outstanding shares in the capital of the Companies and have been duly authorized and validly issued and are outstanding as fully paid and non-assessable. Sellers are collectively the owners beneficially and of record of all of the Shares as set out and disclosed in Schedule 3.3.1 with good and marketable title thereto, free and clear of all Encumbrances, and the Shares may be transferred to Buyer free and clear of all Encumbrances. No Person has any agreement, option, warrant or right relating to the acquisition, subscription, allotment or issuance of any issued or unissued shares in the capital of either of the Companies, whether upon conversion of the securities or otherwise.

         (b) There are no restrictions on the transfer of the Shares other than those contained in the Companies' Certificate and Articles of Incorporation. The Sellers are not parties to any unanimous shareholders' agreement or any other agreement, declaration or understanding which does or could restrict or relate to the transfer of the Shares or to the powers of the directors of the Companies to manage or supervise the management of their businesses and affairs.

3.4      Assets

3.4.1 All of the assets of the Companies are owned by the respective Company with good and marketable title thereto, free and clear of all Encumbrances or rights of others except for Permitted Encumbrances and to the extent not so owned are either leased or licensed as described in the Schedules to this Agreement, in each case free and clear of all Encumbrances other than Permitted Encumbrances. Schedule 3.4.1 contains a true and complete list and description of all Permitted Encumbrances.

3.4.2 All Accounts Receivable of the Companies have arisen from bona fide transactions. None of the accounts receivable are subject to any counterclaim or set-off or is in dispute. Adequate provision has been made in the Financial Statements for any accounts which are collectible beyond their normal payment terms.

3.4.3 All of the Inventory is adequate to permit the conduct of the Businesses in the Ordinary Course.

3.4.4 All Fixed Assets are used and operated in conformity with all applicable Laws and are in good condition, repair and working order, normal wear and tear excepted. The usual location and a complete description of all fixed assets owned rather than leased or held under licence or similar arrangement by the Companies set forth in Schedule 3.4.4.

3.4.5 Schedule 3.4.5 sets forth a true and complete description of all Fixed Assets which, as of the date hereof, are leased or held under licence or similar arrangement by the Companies, together with a summary of the leases, licence agreements or other documentation relating thereto.

3.4.6 Other than the lease to be entered into contemporaneously herewith, as described in section 7.3 below, there are no other leases of real property, including buildings, structures, improvements and fixed assets to which either of the Companies is a party or otherwise bound. Any and all prior leases entered into by the Companies have been terminated without any further obligation or liability of the Companies of whatever nature or kind.

3.5      [Intentionally left blank].

3.6 Intellectual Property: To the best of the knowledge of the Sellers, the Companies do not use any intellectual property which conflicts with, infringes upon or violates any intellectual property rights of any other Person, nor has either of the Companies granted any licences or any other rights with respect thereto except as disclosed in Schedule
         3.6.1. There are no outstanding or threatened disputes or disagreements with respect to any Companies' intellectual property. Other than the commissions, royalties, prices for purchased parts or similar payments arising under the supply agreement (the "Supply Agreement") dated February 17, 1995 between Lochinvar Industries Inc. ("Lochinvar") and RBR relating to the sale of certain parts and payments relating thereto, a copy of which is included in Schedule 3.13.1, the Lochinvar arrangements and/or license agreements have been terminated with no further obligation, liability or commitment of either party thereto and none of the technologies related thereto is used by or in connection with the Businesses.

3.7      Taxes

3.7.1 Each of the Companies has paid in full when due all Tax payable (including payments required to be made by instalment), including any and all amounts due and payable under or pursuant to any fines or penalties, by it at any time prior to the date of this Agreement and proper provision, on an accrual basis, has been made by each of the Companies in their Financial Statements for Tax payable for the current and prior periods for which Tax returns or reports are not yet required to be filed.

3.7.2 There are no actions, suits, proceedings, investigations or claims now pending, threatened or contemplated against either of the Companies in respect of any Tax.

3.7.3 Each of the Companies has withheld all amounts required by law to be withheld from payments made by it with respect to their Businesses and Employees, including without limitation, those with respect to Employee's income tax withholdings, Canada Pension Plan and Unemployment Insurance premiums, and has remitted such amounts to the appropriate authorities within the times required by law.

3.7.4 Each of the Companies has properly prepared and duly filed all Tax returns or reports required to be filed by it in a timely manner and all such returns and reports truly, correctly and accurately reflect the Tax payable by each of the Companies for the periods covered thereby. There are no agreements, waivers or other arrangements, including for any extension of time, with respect to the filing of any Tax return by either of the Companies, the payment of any Tax by either of the Companies or the payment of any governmental charge, penalty, interest or fine by either of the Companies or with respect to the issuance of any Tax assessment or reassessment.

3.7.5    Except for the  elections  set out and  disclosed  in  Schedule  3.7.5,
         Schedule 3.16(a) or Schedule 3.16(b), no elections have been filed after 1971 or are proposed to be filed under the ITA or under any similar provincial legislation with respect to the Companies. The Companies do not have any non-capital losses or net capital losses, as those terms are defined in the ITA and under the ITA will not have any non-capital losses or net capital losses arising for the taxation year which will be deemed to end immediately prior to the Closing Date or will not be required to write-down any of their respective depreciable properties, capital properties (other than depreciable properties) or eligible capital properties, as those terms are defined in the ITA, Act, or be required to claim a reserve for doubtful debts in the period deemed to end immediately prior to the Closing Date.

3.7.6 Information as to the cost for Canadian income tax purposes of the assets of the Companies (by category as shown in the balance sheet contained in the Financial Statements) is set forth in Schedule 3.7.6.

3.8 Legal Proceedings: Except as set forth in Schedule 3.8.1, there are no actions, suits, proceedings, litigation, investigations, inquiries, grievances, complaints, arbitration proceedings or outstanding claims or demands, obtained, or instituted, or to the best of the Sellers' or Companies' knowledge, pending or threatened, and to the best of the
         Sellers' or Companies' knowledge, there is no fact or facts existing and no basis for any of the foregoing, affecting or against either of the Companies; or the Shares or Seller's right to dispose of the
         Shares, at law or in equity or of, by or before any federal, provincial, state, territorial or municipal court, department, agency, commission, board, bureau or instrumentality, whether domestic, foreign, civil, quasi-criminal, criminal or otherwise.

3.9 Licences, Registrations and Permits: Schedule 3.9.1 describes all of the Permits issued to the Companies or used by or in connection with the Businesses.

3.10.1  Employees:  Set  forth in  Schedule  3.10.1  are the names and titles of all employees (the "Employees") of the Companies who will be employees of the Companies on the Closing Date, together with particulars of the material terms and conditions of employment or engagement of each such employee, including remuneration, benefits, positions held, location of employment, and length of service, in the aggregate, with the applicable Company and any predecessor thereof with respect to the applicable
     Business. There are no written employment contracts with Employees currently in force. There are no oral contracts of employment with any of the Employees which are not terminable by the employer thereunder upon providing notice or pay in lieu of notice required by the applicable labour or employment standards legislation.

         The Companies are not a party to or bound by any collective agreement, contract, commitment or arrangement, either directly or by operation of law, with any trade union or other association which might qualify as a trade union or any other representative of any Employee. In addition, no trade union, association which might qualify as a trade union or other representative of any of the Employees has been certified as a bargaining agent for any of the Employees.

         Save as disclosed in Schedule 3.10.1 which lists those Employees who will take their vacations with pay accrued (which accruals are as at April 14, 1998) after the Closing, the Companies have no liability of any kind to any Employee except for compensation and benefits payable to such Employee or to which such Employee may be entitled, in the

         Ordinary Course. There are no outstanding loans or advances made or granted by either of the Companies to any Employee.

         No organization, representation, labour relations, human rights, sex discrimination or age discrimination question, issue or matter is pending or threatened with respect to any Employee, and no such question, issue or matter has been raised or threatened within the five
         (5) year period prior to the date of this Agreement. The Businesses have always been, and are, conducted in full compliance with all Employment Laws. To the best of the Sellers' knowledge, the consummation of the transactions contemplated by this Agreement will not entitle any Employee to pay in lieu of notice of termination, termination pay or severance pay, unemployment compensation, or any other payment. The Businesses have always been, and are, carried on in full compliance with all Health and Safety Laws. However, the Buyer acknowledges that there have been worker's compensation claims which have affected the Companies' premiums and which were disclosed in or taken into account in the 1996 Workers' Compensation Board Assessment, a copy of which has been provided to the Buyer. There have not been any accidents, issues, or incidents involving the Business or the Companies necessitating or potentially leading to any Workers' Compensation claim or increase in premium or rating or notification to the Workers' Compensation Board since January 1, 1997.

3.11.1 Employee Benefits: Schedule 3.11.1 contains a true and complete list of all of the Plans.
         -----------------
          Except as disclosed on Schedule 3.11.1, there exists no formal plan or commitment, whether legally binding or not, to create any additional Plan or to change any existing Plan that would affect any Employees or their dependents or beneficiaries. The Sellers have delivered to Buyer a true and complete copy of each of the written Plans, all amendments thereto, and a description of each unwritten Plan; and a true and complete copy of the most recent description of each of the Plans that has been provided to the Employees, and any and all such other descriptive materials provided to the Employees including employee booklets.

         There are no outstanding complaints, actions, suits, or claims pending or threatened by any Person relating to any of the Plans. None of the Companies or any administrator or fiduciary of any Plan, or any agent or employee of any of the foregoing has taken any action, or failed to take any action, that would subject either of the Companies or any other Person to any liability for any excess Tax or for a breach of any statutory or fiduciary duty with respect to or in connection with any Plan. No notification is required to be given to any regulatory authority having jurisdiction over any of the Plans with respect to the consummation of the transactions contemplated by this Agreement in relation to such Plans.

         Each of the Plans and the funds established thereunder has been operated, administered, and invested in all respects in accordance with its terms and with the requirements of all applicable Laws and each of the Plans has been duly registered where required by, and is in good standing under, such Laws. None of the Plans is a multi-employer pension plan as defined in the ITA and any applicable Canadian pension legislation.

3.12 Environmental Matters: The Companies have not caused or permitted the releasing, spilling, leaking, pumping, pouring, emitting, emptying, injecting, escaping, leaching, disposing or dumping (the "Release") of any Hazardous Material on or off-site of the Companies' property used by or for the Businesses or from a facility owned or operated by any other Person, but with respect to which either of the Companies in respect of the Businesses is alleged to have liability. All wastes and other materials and substances disposed of, treated or stored on or off-site of real property owned or occupied by the Companies in respect of the Businesses, whether hazardous or not, have been disposed of, treated and stored in compliance with all Environmental Laws. Schedule 3.12.1 identifies all of the locations where Hazardous Material used in whole or in part by Sellers in respect of or in the conduct of the Businesses or resulting from the Businesses has been or is being stored or disposed of. No action of either of the Companies in respect of the Businesses will give rise to any claim, demand, or action seeking the clean-up of any site, location, body of water, surface, or subsurface, wherever located. The Sellers have delivered to Buyer copies of all internal and external environmental audit reports, site inspection reports or analyses, all occupational health and safety reports, and Hazardous Waste Manifests and logs and Material Safety Data Sheets prepared by or for the Companies with respect to the Companies, the Businesses and/or the premises in and on which the Businesses are or have been carried on within the ten year period prior to the date hereof.

3.13 Contracts: Schedule 3.13.1 hereto contains a true and complete list and description of all of the Contracts, whether or not set forth in any other Schedule to this Agreement. No customer representing 5% or greater of the revenues of the Business in its last completed fiscal year has terminated or has advised either Company that such customer is terminating, is intending to terminate, or has threatened to terminate its business relationship with either Business or, to the best of the Companies' knowledge, is planning to reduce its purchases of services in the next twelve-month period. All of the Contracts are in full force and effect, unamended, are valid, binding and enforceable and no breach or default exists in respect thereof on the part of any of the parties thereto nor has any event occurred which with the giving of notice or the passage of time, or both, could constitute such a breach or default. Schedule 3.13.1 identifies every Contract which requires the consent of the other party thereto ("Consent") to a change in control of either of the Companies, and whether such Consent is to be given in writing and/or prior to such change in control.

3.14 Insurance Coverage: Schedule 3.14.1 contains a true and complete list and description of all insurance policies (specifying the insured, the beneficiaries, the loss payees, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) maintained by each Company on the properties, assets, businesses, Employees of the Businesses and true and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition thereof. To the best of the knowledge of the Sellers and the Companies, the Companies are not in default with respect to any of the provisions contained in any insurance policy listed in Schedule 3.14.1 and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. The Companies or the Sellers have not received any notice or other communication from any insurance company within the past three years cancelling or materially amending or materially increasing the annual or other premiums payable under any of the insurance policies relating to or affecting the Businesses, and, to the best of Sellers' and the Companies' knowledge, no such cancellation, amendment or increase of premium is threatened which individually or in the aggregate would have a Material Adverse Effect.

3.15.1 Absence of Changes: Since March 31, 1997 there has not been:

         (c) any change in the operations, business, assets or financial condition of either Company or the Businesses, other than a change in the Ordinary Course, which has resulted or which will result in any Material Adverse Effect;

         (d) any damage, destruction or loss, or other event, development or condition of any nature (whether or not covered by insurance) affecting the business, assets, properties or future prospects of either Company or the Businesses or their ability to be carried on as now carried on;

         (e) any termination of any material relationship or arrangement of either Company with any customers of, or suppliers to either Company or either Business;

         (f) any change in the accounting methods or practices followed by either Company or any change in the depreciation or amortization or valuation policies or rates adopted by either Company with respect to either Business or their assets save and except for any changes required by GAAP; or

         (g) any actual or threatened labour disturbance, strike, work stoppage, slow-down, lockout, labour dispute or any apparent or threatened union organizing activities involving the Employees, customers or suppliers of either Company or either Business;

3.15.2 Except as fully described in Schedule 3.15.2, since March 31, 1997, the Companies have not: (a) transferred, assigned, sold, licensed or otherwise disposed of (or agreed to do any of the foregoing) any of the assets shown in the Financial Statements or discharged, satisfied or cancelled any debts, obligations, liabilities or claims related to or affecting the Companies or the Businesses except, in each case, in the Ordinary Course;

         (b) incurred or assumed any debt, obligation or liability with respect to either Company or Business, whether absolute, accrued, contingent, due, to become due, or otherwise, except for Permitted Encumbrances and except for liabilities incurred in the Ordinary Course;

         (c) waived any rights of substantial value, or entered into any commitment or transaction not in the Ordinary Course where such loss, waiver, commitment or transaction is or would be material in relation to either Company or Business;

         (d) made, promised or otherwise became committed to provide any increases in compensation or benefits in respect of Employees other than in the Ordinary Course.

                  The Buyer acknowledges that a 5% salary increase in December of 1997 was in the Ordinary Course;

         (e)      except  for  Permitted   Encumbrances,   mortgaged,   pledged,
                  subjected to lien, granted a security interest in or otherwise encumbered any of the Companies' property or assets;

         (f) failed to replenish the Businesses' inventories and supplies in the Ordinary Course or made any material purchase commitment out of the Ordinary Course, save and except for the purchase of 50,000 feet of copper at $5.04 per foot in February, 1998 or made any material change in the selling, pricing, advertising or personnel practices or policies. The Buyer acknowledges that a price increase of between 3-4% was anticipated effective April 1, 1998;

         (g) made any material change in the manner of the billing procedures, or the credit terms made available to any of the Companies' customers; or

         (h) made any write-down of the Companies' assets or any write-off as uncollectible of the Companies' accounts receivable or any portion thereof, other than in the Ordinary Course.

3.16     Prior Transactions:

         (a) Rainbow Business. Notwithstanding anything else contained herein, Sellers have
                  ----------------
          caused the Companies to transfer the assets currently used by them in their business of the manufacture, sale, distribution and service of spot welders (the "Rainbow Assets") together with all liabilities relating thereto whether known or unknown, current, contingent, or otherwise (the "Rainbow Liabilities") to a new corporation formed by the Sellers for the purposes of acquiring the Rainbow Assets and the Rainbow Liabilities.
     Schedule 3.16(a) sets out and discloses a complete list of all the Rainbow Assets and the Rainbow Liabilities, the mechanism and process to be used for such transfer, and all particulars relating thereto including, without limitation, the payment and allocation of the purchase price for such transfer. The transaction described above in this paragraph 3.16(a) has been fully effected without any resultant liability, including without limitation, any Tax liability, of or to the Business or the Companies, except and to the extent that same has been incorporated into the Net Worth Value and Buyer's Calculation;

        (b) Other Transactions. Notwithstanding anything else contained herein, Sellers have completed the transactions as outlined in
                  Schedule 3.16(b). The transaction described above in this paragraph 3.16(b) has been fully effected without any resultant liability, including without limitation, any Tax liability, of or to the Business or the Companies, except and to the extent that same has been incorporated into the Net Worth Value and Buyer's Calculation.

3.17 Miscellaneous Legal Compliance: Neither the aggregate value of the assets in Canada nor the gross revenues from sales in, from or into Canada of Companies and their affiliates, each determined in accordance with the provisions of the Notifiable Transactions Regulations made pursuant to the Competition Act, exceed $35,000,000.00.

         The Companies are not parties to any agreement, indenture, mortgage, lease or instrument, or subject to any restriction in its respective constating documents or subject to any restriction imposed by regulatory authorities having jurisdiction over it or subject to any Law or to any writ, judgment, injunction or decree of any court or federal, provincial, municipal or other governmental department, commission board or instrumentality which might prevent or interfere with their use of the assets used in the Businesses or which may limit or restrict or otherwise adversely affect the operations, properties, assets or financial condition of the Companies or the Businesses, other than (i) statutory provisions and restrictions of general application to the Companies or the Businesses; (ii) the Permits; (iii) the requirement to obtain Approvals; and (iv) the requirement to obtain Consents.

         The operation, conduct of the Businesses and the ownership and operation of the Companies' properties and assets have at all times been in full compliance with all Laws and all judgments, orders, decisions of any court, arbitrator or governmental authority.

         No person is entitled to any broker, finder, intermediary or financial advisory fee or other commission in respect of this Agreement or the transactions contemplated hereby, except for professional fees incurred by the Sellers or the Companies, such fees to be paid by Sellers or the Companies as the case may be.

3.18 No Misstatements or Omissions; Disclosure: All documents, agreements and other instruments delivered pursuant to this Agreement or annexed hereto as a Schedule or Exhibit are true, correct and complete copies of the originals thereof. None of the representations, warranties and statements of fact made by or on behalf of the Sellers or the Companies in this Agreement contains any untrue statement of fact or omits to state any fact necessary to make any such representation, warranty or statement not misleading to a prospective purchaser of the Shares seeking full information as to Businesses, the Companies and its properties and assets.

3.19 Survival of Representations and Warranties: Each and every representation and warranty of Sellers contained in this Agreement shall survive the Closing and shall continue and remain in full force and effect for a period of: (a) in the case of any representation or warranty relating to Tax, from the Closing Date until the date which is 120 days after the expiration of all time periods provided for making any assessment or reassessment of Tax, interest or penalties, including all relevant appeal periods, for any and all taxation periods of Companies related to or including reference to the Business completed prior to the Effective Date; (b) in the case of any representation or warranty relating to the Sellers having title to the Shares, indefinitely; and (c) all other representations and warranties of Sellers contained in this Agreement, for a period of eighteen (18) months following the Closing Date. Each of the representations and warranties of Sellers contained in this Agreement shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other representation or warranty or any other term or condition of this Agreement.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

4.1 Representations and Warranties: Buyer hereby represents and warrants to and in favour of Sellers as follows and acknowledges that the Sellers are relying upon such representations and warranties in connection with the sale of the Shares. Buyer is a corporation duly incorporated and organized, and is a valid and subsisting corporation, under the laws of Ontario.

         Buyer has the corporate power and capacity to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the consummation of all transactions contemplated hereby have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

         No person is entitled to any broker, finder, intermediary or financial advisory fee or other commission in respect of this Agreement or the transactions contemplated hereby, except for professional fees incurred by Buyer, which fees shall be paid by Buyer.

                                    ARTICLE V
                       COVENANTS AND AGREEMENTS OF SELLERS

5.1 Conduct of the Business prior to Closing: Sellers jointly covenant and agree with Buyer that between the date of this Agreement and the Closing Date, they shall ensure that the Companies carry on business only in the Ordinary Course and shall not, without the prior written approval of Buyer, acquire any asset or enter into or assume any commitment, obligation or liability other than in the Ordinary Course of business.

5.2 Further Agreements and Covenants of Sellers and Companies: Sellers covenant and agree that, from and after the date of this Agreement to and including the Closing Date, except as and to the extent, if any, either otherwise provided specifically herein or as and to the extent that Buyer specifically consents thereto in writing, Sellers and Company shall preserve the Businesses intact, and Sellers and Companies shall at their cost obtain all Approvals and Consents and shall provide Buyer with copies of all submissions and correspondence relating thereto.

         Sellers covenant and agree that, from the date of this Agreement up to and including the Closing Date, they will permit Buyer (itself and through its representatives) full access to Companies' offices, plant, properties, books, contracts and other documents with respect to or relating to the Companies, as Buyer may request and, without charge to Buyer, provide to Buyer (itself and its representatives) copies of any existing operating and procedure manuals relating in any way to Companies' computer systems (and the personnel responsible for and familiar with such systems) used or relied upon by the Companies in any aspect of the Businesses. Without limiting the generality of the foregoing, Sellers and Companies shall co-operate with the representatives and advisors of Buyer so that Buyer may review the applicable records of the Companies from which the Financial Statements were prepared, together with the working papers of the Accountants, so as to confirm that the information shown on the Financial Statements and which formed the basis for the Purchase Price is accurate in all material respects.

         Sellers shall cause the Companies between the date of this Agreement and the Closing Date, forthwith after becoming aware of the same, to disclose to Buyer in writing in reasonable detail any event, circumstance or statement of facts (including any omission to act) that occurs between the date of this Agreement and the Closing Date which has or could have a Material Adverse Effect. True, correct and complete copies of all instruments and documents listed, described or referred to in all the Schedules hereto, including without limitation all material Contracts, written Plans, descriptions of unwritten Plans, have been delivered, or will be delivered forthwith, to Buyer.

                                   ARTICLE VI
                         OTHER AGREEMENTS OF THE PARTIES

6.1      Real Property Leases:  Intentionally Left Blank.

6.2 Termination/Severance/Retirement Payments and Allowances: Schedule 6.2 sets out and describes the termination, severance and retirement allowances or payments and the respective dates thereof that will arise immediately after the Closing and prior to the release of funds and documents from escrow and shall be payable by each of the Companies to the employees listed therein, less all applicable withholdings, setting out in each case the payor, payee, and the amount to be paid, all such payments being proper expenses of the Companies fully deductible by the respective payee as a legitimate business expense for income tax purposes. Upon receipt of the payments described in Section 6.2, the respective payees shall provide the Companies and the Buyer with a receipt and release relating to any claims for bonuses, severance, termination or retirement payments or allowances, in a form satisfactory to the Buyer.

6.3      Security:

6.3.1 Sellers shall provide Buyer with a first mortgage (the "Mortgage") on the Property in an amount of one million five hundred thousand dollars ($1,500,000.00) in the form attached as Exhibit 6.3, as security for the following:

         (a)      for any Loss, as defined in Section 9.1.2 hereof;

         (b) the payment of all Taxes accrued for the period prior to the Effective Date; and

         (c) for the repayment to Buyer of any overpayment of the Purchase Price as may be determined and required in accordance with
                  Section 2.3.2 hereof.

6.3.2 For greater clarification and notwithstanding anything else contained herein, the parties agree and acknowledge that Buyer may exercise its rights under the Mortgage only during the following periods:

         (a) during the survival period stipulated in Section 3.19(a), for matters contemplated by Section 6.3.1(a) if same are contemplated by Sections 3.19(a) or 3.19(b) and for matters contemplated by Section 6.3.1(b); and

         (b) during the survival period stipulated in Section 3.19(c), for matters contemplated by Section 6.3.1(a) which are not contemplated by 3.19(a) or 3.19(b) and for matters contemplated by Section 6.3.1(c).

6.3.3 Notwithstanding anything else contained herein, the Buyer's remedies and recourse against the Sellers for any Loss, liability or claim of any nature whatsoever arising under or in connection with this Agreement shall be limited to its rights under the Mortgage, except for:

         (a) except for technical deficiencies in the minute book documentation which do not impair title in or to the Shares, claims that arise from a breach, misstatement or inaccuracy of the representations and warranties contained in Section 3.3(a) which representations and warranties survive indefinitely and for which the Buyer shall not be limited as to its remedies or recourse; and

         (b)      the rights of set-off provided in Section 9.7.

6.3.4 Notwithstanding anything else contained herein, unless proceedings under Article IX in respect of a Loss for which the applicable survival period has not expired prior to the commencement of such proceedings or proceedings have been commenced and are actively being pursued on the 31st day of December, 2002, the Mortgage shall be deemed to have expired and be of no further force or effect on the 31st day of December, 2002 (and Buyer agrees to provide Sellers with a discharge of the Mortgage on demand made by any of Sellers at any time after December 31, 2002).

6.4      Tax Covenants:

6.4.1 Tax Indemnification of Buyer: Notwithstanding any other provision of this Agreement but subject to the provisions of Section 6.3.3, Sellers hereby agree to indemnify Buyer and its Affiliates against and hold it harmless from (i) all liability for Taxes of the Companies (on account of their business activities or the business activities of RBI) attributable to such entities' business activities up to the Effective Date (the "Pre-Closing Tax Period"), (ii) all liability whenever incurred for Taxes of Sellers, and (iii) any liability resulting from a failure of any of Sellers to fulfil their obligations under this
         Section 6.4

6.4.2 Tax Indemnification of Sellers: Notwithstanding any other provision of this Agreement, Buyer hereby agrees to indemnify Sellers and hold them harmless from (i) any liability for Taxes of the Companies attributable to any taxable periods or portions thereof commencing after the Pre-Closing Tax Period, and (ii) any liability resulting from a failure of Buyer to fulfil its obligations under this Section 6.4.

6.4.3 Closing of Taxable Period: Each of Buyer and Sellers agree to cause the Companies to file all appropriate Federal, Provincial, local and foreign tax returns (the "Tax Returns") on the basis that the relevant taxation period ended as of the end of the day prior to the Effective Date.

6.4.4 Preparation and filing of Tax Returns by Sellers: Sellers shall prepare and timely file or shall cause the preparation and timely filing of all appropriate Tax Returns that include the income of the Companies for all periods ending on or before the Effective Date. Buyer will co-operate with Sellers in making available to them any records necessary to enable them to comply with this sub-section 6.4.4. At the request of Sellers, Buyer shall cause the companies to grant a Power of Attorney to such persons as Sellers may designate to file such Tax Returns in the name of the Companies.

6.4.5 Preparation and Filing of Tax Returns by the Companies: Buyer and/or the Companies shall
         ------------------------------------------------------
          prepare and timely file or shall cause the preparation and timely filings of all Tax Returns of any kind with respect to the Companies that are in respect of taxation years ending after the Effective Date. Sellers will co-operate with Buyer and the Companies in making available to Buyer any records necessary to enable Buyer and the Companies to comply with this sub-section 6.4.5. For all tax periods commencing after the Effective Date, Buyer and the Companies shall have responsibility for the preparation and filing of all Tax Returns relating to the assets, operations and income of the Companies.

6.4.6 Payment of Taxes by Sellers Directly to Taxing Authorities: Sellers shall cause to be accrued on the closing balance sheet prepared in respect of the Buyer's Calculation all Taxes due with respect to Tax Returns which are required to be filed pursuant to this Agreement.

6.4.7 Payment of Taxes by Sellers to Buyer. With respect to any Tax due by the Companies for any taxation year ending after the Effective Date with respect to Tax liability relating to the activities of RBI for periods prior to the Effective Date, Sellers shall pay such amount due to Buyer or the Companies on or before the due date, including extensions for the payment of taxes with respect to the Tax Return to be filed by Buyer and/or Companies. Any tax credits and any exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

6.4.8 Consolidated and Unitary Tax Returns. Sellers agree to permit Buyer to cause either of the Companies to elect, where permitted by law, to carry forward any net operating loss, net capital loss, charitable contribution or other item arising after the Effective Date that would, absent such election, be carried back to a taxable period of either of the Companies ending on or before the Effective Date.

6.4.9 Co-operation in Preparing and Filing Returns. Sellers and Buyer shall, and Sellers and Buyer shall cause the Companies to, co-operate fully with each other in connection with the preparation and filing of the Tax Returns or other tax returns, including but not limited to the furnishing or making available of records, books of account and any other information necessary for the preparation of any tax returns. Buyer shall, and Buyer shall cause the Companies to, provide Sellers with completed Tax Returns or tax return information packages for the Companies including, but not limited to, all supporting documentation as required in prior years for taxation years ending on or prior to the Effective Date. Sellers shall furnish Buyer with completed federal and provincial Tax Returns or with pro-forma returns for the Companies by the earlier of ninety (90) days after receipt of all information required for the proper completion of such returns or on or before thirty (30) days prior to the due date of such returns.

6.4.10   Transfer Taxes.  Intentionally Left Blank.

6.4.11 Negotiation, Settlement or Contest of Tax Disputes. Sellers and their duly appointed
         --------------------------------------------------
          representatives shall have the sole right to supervise or otherwise coordinate any tax examination process and to negotiate, resolve, settle or contest any asserted Tax deficiencies or assert and prosecute any claim for refund of Taxes (a "Tax Claim") for taxation years ending on or before the Effective Date. In addition, Sellers shall be entitled to participate at their expense in the defense of any Tax Claim relating to any taxation years that includes the Effective Date for which Sellers may be required to pay amounts to Buyer and/or the Companies pursuant to this Agreement and with the written consent of Buyer (which shall not be unreasonably withheld) and/or the Companies, and at the Sellers' sole expense, may assume the entire defense of such Tax Claim. Buyer shall not, and shall not allow either of the Companies to, settle any Tax Claim for a year or period ending on or before the Effective Date or including the Effective Date without the consent of Sellers (which shall not be unreasonably withheld) if, with respect to such claim, Sellers would be required to pay amounts to Buyer and/or the Companies pursuant to this Agreement.

6.4.12 Co-operation in Connection with Examinations. Buyer shall, and shall cause the Companies
         --------------------------------------------
          to, give prompt notice to Sellers of the assertion of any claim, or the commencement of any suit, action, proceeding, investigation or audit with respect to any Tax Return for any period or portion thereof ending on or before the Effective Date that includes the operations of the Companies, describing in reasonable detail the facts pertaining thereto and the amount or an estimate of the amount of the liability arising therefrom. Sellers and Buyer shall, and the Buyer shall cause the Companies to, co-operate fully in any such action by furnishing or making available records, books of account or other materials or taking such other actions as may be necessary or helpful for the defense against the assertions of any taxing authority as to any consolidated, combined or separate Tax Return for such periods.

6.4.13 Assignment of Tax Refunds. Buyer shall, and shall cause the Companies to, assign and pay over to Sellers promptly upon receipt all Tax refunds, including interest, received by any of them relating to the Companies with respect to any taxation years ended as of or prior to the close of business on the Effective Date which were not taken into account and included in the determination of the Net Worth Value. Sellers shall assign and pay over to Buyer promptly upon receipt all Tax refunds, including interest, received by any of them relating to the Companies with respect to any taxable year or period ended after the Effective Date.

6.4.14 Record Retention. Seller and Buyer shall retain, and cause the Companies to retain, full and
         ----------------
          complete records for all taxation years which remain subject to audit by action of statute or waiver for all periods or portions thereof through and including the Effective Date. To the extent that such records are currently maintained in both a hard copy and an electronic media format, the Parties agree to cause both such types of records that pertain to the income or operations of the companies prior to the close of business on the Effective Date to be retained by Companies and not to be destroyed or altered without prior written approval of Sellers or Buyer, as the case may be. The Parties agree to cause the Companies to enter into such record retention agreements as may be requested by Revenue Canada with respect to all tax periods ending on or prior to the Effective Date.

6.4.15 Survival. All rights and obligations provided for in this Section 6.4 shall remain in force notwithstanding any other provision of this Agreement, except in the event of termination of this Agreement pursuant to Section 7.3 or Section 8.2.

6.4.16 Priority of Section. In the event of a conflict between the provisions of this Section and any other provision of this Agreement, the provisions of this Section 6.4 shall prevail.

6.5 Change of Name. Within ten (10) days of the Closing Date, the Buyer shall cause RES to change its name to a name that does not include the word "Rainbow" or the word "Spotwelding".

6.6 Collection of Accounts Receivable. If Buyer receives or either of the Companies receive any payment in respect of an Account Receivable relating to a transaction that occurred prior to the Effective Date and which was not included in the Net Worth Calculation, then Buyer shall promptly pay or cause the Companies to pay the amount of such Account Receivable to the Sellers or as the Sellers shall jointly direct. Any such payment shall be deemed to have increased the Purchase Price by the amount of such payment. Any Account Receivable which was not included in the Net Worth Calculation is hereby assigned to Sellers for no additional consideration.

6.7 Temporary Occupancy. Notwithstanding the execution and delivery of the Lease, as described in section 7.3 below, the parties agree that the corporation owned and controlled by the Sellers which is the owner of the Rainbow Assets shall be permitted to continue to operate from the Property for a period of up to sixty (60) days from the Closing Date so long as all such operations and activities are not in breach of and are subject to the terms and conditions of the Lease as if such company were also a tenant, and with the understanding and limitation that its employees and agents shall only be permitted access to the Property during the regular business hours of RBR and RES, or upon prior notice and the reasonable agreement of RBR and RES. The Sellers hereby agree to indemnify RBR and RES against and hold them harmless from all losses, damages, expenses or liabilities of whatever nature or kind caused directly or indirectly by such occupation by such company or the removal of its assets from the Property.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER
                           TO COMPLETE THE TRANSACTION

7.1 Conditions Precedent: The obligation of Buyer to complete the transactions contemplated by this Agreement on the Closing Date is subject to and contingent upon the prior satisfaction of or compliance with at or before the Time of Closing, each of the following conditions precedent, each of which is hereby acknowledged to be inserted for the exclusive benefit of Buyer and which may be waived by it in its sole discretion:

7.1.1 Truth and Accuracy of Representations of Sellers: All of the representations and warranties
         ------------------------------------------------
          of Sellers made in or pursuant to this Agreement, shall be true and correct in all respects from and after the date of this Agreement to and including and as at the Effective Date and the Closing Date and with the same effect as if made throughout such period and as at the Closing Date (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby) and Buyer shall have received certificates from the Sellers and the President of the Companies certifying the truth and correctness of each of the representations and warranties of Sellers contained herein;

7.1.2 Performance of Obligations: Each of the Sellers shall have performed or complied with all their respective obligations, covenants and agreements hereunder and Buyer shall have received a certificate from the Sellers certifying the performance of or compliance with all of its and their Companies' obligations, covenants and agreements hereunder;

7.1.3 Receipt of Closing Documentation: All documentation relating to the due authorization and completion of the purchase and sale of the Shares and all actions and proceedings taken on or prior to the Time of Closing in connection with the performance by Sellers of their obligations under this Agreement shall be reasonably satisfactory to Buyer and the Buyer's Solicitors and Buyer shall receive copies of all such documentation or other evidence as it may reasonably request, in form and substance reasonably satisfactory to Buyer and Buyer's solicitors;

7.1.4 Approvals and Consents: All Approvals and Consents required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, or the performance of any of the terms and conditions hereof shall have been obtained and delivered to Buyer;

7.1.5 Releases: There shall have been delivered to Buyer a general release by Sellers of all of their claims in respect of the Businesses and the Companies up to and including the Closing Date;

7.1.6 Opinion of Sellers' Solicitors: Buyer shall have received an opinion dated the Closing Date from Sellers' Solicitors substantially in the form of Exhibit 7.1.7 hereto;

7.2 Non-Competition: Contemporaneously with the Closing, each of the Sellers shall have executed and delivered to Buyer, Mestek and to Companies a non-competition and confidentiality agreement in the form of Exhibit 7.2, whereunder each of Sellers will agree, among other things, not to compete directly or indirectly with the Buyer, Mestek or the Companies in the Business in Canada, the United States, Mexico, Japan, Peoples Republic of China, Lithuania, Latvia, Estonia, Russia and the Ukraine, for a period of five (5) years from the Closing Date. It is agreed that the business of the manufacture, sale, distribution and service of spot welders shall be excluded from these non-competition agreements;

7.3 Lease: Contemporaneously with the Closing, each of the Sellers, as landlord of the property and building municipally known as 1300 Midway Boulevard, Mississauga, Ontario L5T 2G8 (the "Property"), and RBR and RES as lessees, shall enter into a lease (the "Lease") in the form attached as Exhibit 7.3. Interests held by the Companies as lessee under such lease shall be free and clear of any and all Encumbrances other than Permitted Encumbrances. The Lease shall be in full force and effect, in good standing, unamended and be a valid, binding lease enforceable by the respective Company. The term of the Lease shall end on February 28, 2000. The landlords under the Lease are the owners of the Property and are not themselves tenants. The rental charge under the Lease is $4.50 per square foot on a triple net basis.

7.4 Failure to Meet Conditions: In case any of the conditions set forth in this Agreement are not satisfied in full on or before the Time of Closing, Buyer may at any time terminate this Agreement by notice in writing to Sellers and in such event Buyer shall be released from all obligations hereunder, without in any way limiting any other rights or remedies which may be available to Buyer at law or in equity or otherwise; provided, however, that Buyer shall be entitled to waive compliance with any such conditions in whole or in part if it sees fit to do so without prejudice to any of its rights of termination in the event of non-performance of any other condition in whole or in part, any such waiver to be binding upon Buyer only if the same is in writing.

7.5 Non-Waiver: No investigations made by or on behalf of Buyer, nor any actions taken by or on behalf of Buyer, at any time, shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty, covenant or agreement made by Sellers or the Shareholders herein or in any document, instrument or agreement delivered pursuant hereto.

                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS
                           TO COMPLETE THE TRANSACTION

8.1 Sellers' Conditions: The obligations of Sellers to complete the sale of the Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Date, each of the following conditions precedent, each of which is hereby acknowledged to be inserted for the exclusive benefit of Sellers and which may be waived by it in its sole discretion:

8.1.1 Truth and Accuracy of Representations of Buyer at Closing Time: All of the representations and warranties of Buyer made in or pursuant to this Agreement shall be true and correct in all respects from and after the date of this Agreement to and including and as at the Effective Date and the Closing Date and with the same effect as if made throughout such period and at and as of the Closing Date and Seller shall have received a certificate from a senior officer of Buyer certifying the truth and correctness of the representations and warranties of Buyer hereunder;

8.1.2 Performance of Agreement: Buyer shall have performed or complied with all its obligations, covenants and agreements hereunder and Sellers shall have received a certificate from a senior officer of Buyer certifying the performance of and compliance with all of its obligations, covenants and agreements; and

8.1.3 Receipt of Closing Documents: All documentation relating to the due authorization and completion of the purchase and sale of the Shares and all actions and proceedings taken on or prior to the Time of Closing in connection with the performance by Buyer of its obligations under this Agreement shall be reasonably satisfactory to Sellers and the Sellers' Solicitors and Seller shall receive copies of all such documentation or other evidence as it may reasonably request, in form and substance reasonably satisfactory to Seller and Sellers' solicitors;

8.1.4 Opinion of Buyer's Solicitors: Sellers shall have received an opinion dated the Closing Date from Buyer's Solicitors, substantially in the form annexed hereto as Exhibit 8.1.4.

8.2 Consulting Agreements: Contemporaneously with the Closing, RBR shall have entered into consulting agreements with each of Domenic and Antonio, in substantially the form of Exhibit 8.2.

8.3 Failure to Meet Conditions: In case any of the conditions set forth in this Agreement are not satisfied in full on or before the Time of Closing, Sellers may at any time terminate this Agreement by notice in writing to Buyer and in such event Sellers shall be released from all obligations hereunder, without in any way limiting any other rights or remedies which may be available to Sellers, at law or in equity or otherwise; provided, however, that Sellers shall be entitled to waive compliance with any such conditions in whole or in part if it sees fit to do so without prejudice to any of its rights of termination in the event of non-performance of any other condition in whole or in part, any such waiver to be binding upon Sellers only if the same is in writing.

                                   ARTICLE IX
                                   INDEMNITIES
                                9.1 Definitions
         In this Article 9 the following terms shall have the following meanings respectively:

9.1.1 "Breach" means any non-performance of any covenant or agreement to be observed or performed by Sellers under this Agreement or any document, agreement or instrument delivered pursuant hereto or any incorrectness, misstatement or breach of any representation or warranty of Sellers contained in this Agreement or in any certificate or other document furnished by Seller;

9.1.2 "Loss" means the aggregate of the amount necessary to put Buyer or Companies into the position (financial or otherwise) which would have existed if a Breach had not occurred, including any diminution in the value of the Businesses, the Companies or the Shares, and all damages, claims, demands, actions, causes of action, costs, liabilities, taxes, fines, penalties or expenses (including all reasonable legal expenses incurred by Buyer or Companies on a solicitor and client basis) which may be made or brought or levied against Buyer or Companies or which either of them may suffer or incur as a result of, in respect of, or arising out of a Breach; and

9.1.3 "Claim" means any event, action or proceeding that may result in a Loss.

9.2      Indemnification

         From and after the Closing, Sellers jointly and severally covenant and agree to indemnify and save Buyer fully harmless from and against any Loss subject to a deductible in the aggregate of $25,000.00. Any amount payable pursuant to this Article 9 shall bear interest at a rate per annum equal to the prime rate of interest charged by Buyer's bank from time to time, calculated and payable monthly, before and after judgment, with interest on overdue interest at the same rate, from the date the Breach occurred or the Claim arose (whichever is the earlier) to the date of payment.

9.3      Notification

         Buyer shall notify Sellers promptly after it becomes aware of any matters for which they may be liable under section 9.2 and subject to the provisions of section 9.4 hereof Sellers shall have the right to participate in any negotiations with respect thereto.

9.4      Right to Dispute

         Sellers shall at all times have the right at its sole expense to resist, defend, compromise or settle any Claim which may result in a Loss, provided, however, that:

9.4.1 Seller must give notice to Buyer of its intent to do so, promptly after receipt of notification from Buyer pursuant to section 9.3;

9.4.2 Seller must do so diligently and reasonably throughout the period while such Claim exists;

9.4.3 with respect to any Claim which results from a reassessment of Tax, the rights of Sellers under this section 9.4 shall apply only after payment of, or provision of security for the amount of any such re-assessment where such payment or provision of security is required to be made notwithstanding any dispute relating thereto. Promptly after the reimbursement to Buyer of any amount paid by Sellers in respect of any re-assessment which is finally determined not to be due, Buyer shall repay the amount so received by it to them together with any interest paid to it thereon;

9.4.4 failing prompt receipt by Buyer, of the notice referred to in subsection 9.4.1 hereof, Buyer may resist, defend, compromise or settle such Claim without the participation or consent of Sellers;

9.4.5 if Sellers at any time fail to resist and defend diligently and reasonably any Claim pursuant to this section 9.4, their right to defend the Claim shall terminate at the option of Buyer. In such event, Buyer may assume the defence of such Claim and may resist, defend, compromise or settle such Claim without the participation or consent of Sellers.

9.5      Cooperation of Buyer

         During the period that Sellers are entitled to defend any Claim pursuant to section 9.4, Buyer shall (but at the expense of Sellers) co-operate with Sellers in connection with the defence of such Claim and shall provide Sellers with access to and copies of all relevant books and records relating to such Claim provided that if Buyer re-assumes the defence of such Claim as provided in subsection 9.4.5, all such information and material shall be forthwith returned to Buyer.

9.6      Limitation

         The obligations of Sellers under this Article 9 are subject to the limitations set forth in Article 3 relating to the survival of the representations and warranties referred to in this Agreement.

9.7      Set-Off

         Buyer may set-off any amounts owed to Sellers under the Lease against any amounts owing to Buyer as repayment of any overpayment of the Purchase Price as determined in accordance with Section 2.3.2(b). There shall be no other right of legal or equitable set-off arising from or related to this Agreement in favour of Buyer, Mestek or Companies against any amount contemplated by this Agreement or any Exhibit to this Agreement.

                                    ARTICLE X
                                     NOTICES

10.1     Method of Delivery

         Any notice, demand or other communication  (hereinafter in this section
         10.1 called a "notice") required or permitted to be given to any party hereunder shall be in writing and shall be personally delivered to such party or director or a responsible officer of such party, or sent by telecopier, confirmed by pre-paid courier.

10.2     Addresses for Delivery

         Any notices given pursuant to section 10.1 shall be sent to the party or parties, as the case may be, at their respective addresses set out below:

         (a)      in the case of a notice to Buyer or Mestek, at:

                  Mestek Canada Inc.
                  5211 Creekbank Road
                  Mississauga, Ontario
                  L4W 1R3

                  Facsimile:  (416) 564-6008
                  Attention:  The President


                  with a copy to:

                  Mestek, Inc.
                  260 North Elm Street
                  Westfield, MA 01085
                  U. S. A.

                  Facsimile:  413-568-7428
                  Attention:  Bruce Dewey


                  with a copy to:

                  Baker & McKenzie
                  Barristers & Solicitors
                  BCE Place
                  181 Bay Street, Suite 2100
                  P.O. Box 874
                  Toronto, Ontario
                  M5J 2T3

                  Facsimile:  (416) 863-6275
                  Attention:  Edward J. Kowal, Q.C.

         (b)      in the case of a notice to Sellers, at:

                  Susan Ruscio
                  5186 Sunrice Court
                  Mississauga, Ontario
                  L5R 2T5

                  Giuseppe Ruscio
                  5186 Sunrice Court
                  Mississauga, Ontario
                  L5R 2T5

                  Maria Teresa Ruscio
                  107 Conti Crescent
                  Woodbridge, Ontario
                  L4L 7G7

                  Antonio Ruscio
                  107 Conti Crescent
                  Woodbridge, Ontario
                  L4L 7G7

                  Domenic S. Ruscio
                  679 Esprit Crescent
                  Mississauga, Ontario
                  L5R 3B9

                  Alessandra Ruscio
                  679 Esprit Crescent
                  Mississauga, Ontario
                  L5R 3B9

                  with a copy to:

                  Pallett Valo
                  90 Burnhamthorpe Road West, Suite 1600
                  Mississauga, Ontario
                  L5B 3C3

                  Facsimile:  (905) 273-6920
                  Attention:  Murray Gottheil

                  or at such other address as the party to whom such notice is to be given shall have last notified the party giving the same in the manner provided in this Article 10.

10.3     Timing of Delivery

         Any notice given by personal delivery or by telecopier shall be deemed to be given and received on the date of delivery or telecopier transmission, as the case may be, provided that if such day is not a Business Day, then the notice shall be deemed to have been given and received on the Business Day next following such day. Any notice given by pre-paid courier shall be deemed to have been given and received on the date delivered by such courier, provided that if such day is not a Business Day, then the notice shall be deemed to have been given and received on the Business Day next following such day.

                                   ARTICLE XI
                                  MISCELLANEOUS
11.1 Further Assurances

         Each party hereto hereby agrees that it will do all such acts and execute all such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power as any other party hereto may in writing from time to time reasonably request be done and/or executed, in order to consummate the transactions contemplated hereby or as may be necessary or desirable to effect the purpose of this Agreement or any document, agreement or instrument delivered pursuant hereto and to carry out their provisions or to better or more properly or fully evidence or given effect to the transactions contemplated hereby, whether before or after the Closing Date.

11.2     Expenses

         Each party hereto shall pay all of their own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including without limitation all fees and expenses of their respective legal counsel, accountants or other representatives or consultants. It is understood that any amounts paid by the Companies shall be permitted expenses provided same are rendered and paid prior to the determination of the Net Worth of the Companies.

11.3     Benefit and Binding Nature of Agreement

         This Agreement shall enure to the benefit of and shall be binding upon the parties hereto together with their respective heirs, executors, successors and assigns but shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

11.4     Confidentiality

         If the transaction contemplated by this Agreement is not completed, Buyer shall not, except as contemplated below, directly or indirectly, use for its own purposes or communicate to any other Person any confidential information or data relating to Sellers, Companies or to the Businesses which becomes known to Buyer, its accountants, professional advisers or representatives as a result of Sellers' making the same available in connection with the transaction contemplated hereby. The foregoing shall not prevent Buyer from disclosing or making available to its accountants, professional advisers and bankers and other lenders, whether current or prospective, any such information or data for the purposes of completing the transactions contemplated herein.

11.5     Publication

         No party shall, between the date of this Agreement and the Closing Date, without the prior written consent of the other party hereto, make any public statement or release to the press concerning the transactions contemplated by this Agreement except as may be necessary, in the opinion of Seller's Solicitors and Buyer's Solicitors, to comply with the requirements of any Law or the order or judgment of a court or tribunal of competent jurisdiction. If any such public announcement, statement or release is so required, the parties will consult prior to making such announcement, statement or release, and shall use their best efforts, acting reasonably and in good faith, to agree upon the form and substance thereof.

11.6     Currency

         All amounts expressed herein, unless otherwise expressly stated, shall be in lawful money of Canada.

11.7     Counterparts

         This Agreement may be executed in one or more counterparts. Each such counterpart shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

11.8     Guarantee of Mestek

         Mestek hereby guarantees the performance of the obligations of Buyer pursuant hereto and agrees to indemnify and hold Sellers harmless from and in respect of any damages, claims or expenses (including without limitation, legal fees on a solicitor and client basis) against Buyer arising out of or in connection hereto.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

Sellers:


/S/ SUSAN RUSCIO                               /S/ PALLETT VALO
------------------------------------          ---------------------------------
Susan Ruscio                                   Witness

/S/ GIUSEPPE RUSCIO                            /S/ PALLETT VALO
------------------------------------           ---------------------------------
Giuseppe Ruscio                                Witness


/S/ MARIA TERESA RUSCIO                        /S/ PALLETT VALO
------------------------------------           ---------------------------------
Maria Teresa Ruscio                            Witness


/S/ ANTONIO RUSCIO                             /S/ PALLETT VALO
------------------------------------           ---------------------------------
Antonio Ruscio                                 Witness


/S/ DOMENIC S. RUSCIO                          /S/ PALLETT VALO
------------------------------------           ---------------------------------
Domenic S. Ruscio                              Witness


/S/ ALESSANDRA RUSCIO                          /S/ PALLETT VALO
------------------------------------           ---------------------------------
Alessandra Ruscio                              Witness



                                              1291893 ONTARIO INC.



                                              Per:  /S/ STEPHEN M. SHEA
                                              ----------------------------------


                                              MESTEK CANADA INC.



                                              Per:  /S/ STEPHEN M. SHEA
                                              ----------------------------------